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                                                                     EXHIBIT 4.8

                           SPLITROCK SERVICES, INC.,

                                   as Parent

                                      and

                       HARRIS TRUST COMPANY OF NEW YORK

                                  as Trustee

              __________________________________________________


                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 24, 1999

                                 to INDENTURE

                           Dated as of July 24, 1998


              __________________________________________________

                                 $261,000,000

                         11 3/4% Senior Notes due 2008
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     FIRST SUPPLEMENTAL INDENTURE, dated as of November 24, 1999, by and between
SPLITROCK SERVICES, INC., a Delaware corporation, (the "Company"), and HARRIS TRUST COMPANY OF NEW YORK (formerly THE BANK OF MONTREAL TRUST COMPANY), a New York banking corporation trust company, as Trustee (the "Trustee").

                                  WITNESSETH
                                  ----------

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 24, 1998 (the "Indenture"), providing for the issuance of an aggregate principal amount of up to $311,000,000 of 11 3/4% Senior Notes due 2008 (the "Securities");

     WHEREAS, the Company has commenced a solicitation of consents (the "Consent Solicitation") from the Holders to certain amendments to the Indenture as set forth in the Consent Solicitation Statement of the Company dated November 9, 1999, as amended by a Supplement thereto, dated November 19, 1999, (the "Proposed Amendment");

     WHEREAS, pursuant to the Consent Solicitation, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have consented (the "Requisite Consents") to the amendments effected by this First Supplemental Indenture in accordance with the provisions of the Indenture;

     WHEREAS, the First Supplemental Indenture evidences the Proposed Amendment described in the Consent Solicitation Statement and the Supplement thereto;

     WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the written consent of Securityholders holding not less than a majority in principal amount of the Securities then outstanding, the Company may from time to time amend or supplement the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture;

     WHEREAS, on November 9, 1999, the Company mailed or otherwise delivered a Consent Solicitation Statement to each Holder of record as of November 8, 1999 and a Supplement thereto on November 19, 1999, and has obtained the Requisite Consents;

     WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

     WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Officer's Certificate and an Opinion of Counsel meeting the requirements of Section 11.04 and 11.05 of the Indenture and stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this First Supplemental Indenture have been satisfied.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                       1
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                                   ARTICLE I
                                   ---------

                                  Amendments
                                  ----------


     SECTION 1.01.  Amendments to Indenture and the Securities. The amendments
                    ------------------------------------------
set forth in this First Supplemental Indenture shall become operative on the date that the Company notifies the Trustee in connection with the Consent Solicitation that the Consents tendered are accepted pursuant to the Consent Solicitation (the "Consent Date"). If Holders of a majority in aggregate principal amount of the Securities do not tender Consents (the "Requisite Consents") for any reason and the Consent Solicitation is not effected, the amendments set forth herein will not become operative. The Indenture is hereby amended as follows:

               A.   From and after the Consent Date, Clause (b)(vi) of Section
     4.03 of the Indenture is hereby amended by deleting the words "80% of" just before the phrase "(a) the Fair Market Value" therein.

               B. From and after the Consent Date, the defined term "Purchase Money Indebtedness" in Section 1.01 of the Indenture is hereby amended by deleting clause (iii) thereof in its entirety and inserting the following in its place: "(iii) with respect to any Secured Indebtedness which constitutes Purchase Money Indebtedness, the Stated Maturity of such Secured Indebtedness shall not exceed the expected depreciable life, as determined by the Company, of the Telecommunications Assets securing such Secured Indebtedness."

     SECTION 1.02. Successors and Assigns.  This Article I shall be binding upon
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the Company and shall inure to the benefit of the successors and assigns of the
Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this First Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this First Supplemental Indenture.

     SECTION 1.03. Modification.  No modification, amendment or waiver of any
                   -------------
provision of this Article 1, nor the consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                                       2
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                                  ARTICLE II
                                  ----------

                                 Miscellaneous
                                 -------------

     SECTION 2.01.  Ratification of Indenture: Supplemental Indentures Part
                    -------------------------------------------------------
of Indenture.  Except as expressly amended hereby, the Indenture is in all
-------------
respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 2.02.  Governing Law; Governance, Etc. THIS FIRST SUPPLEMENTAL
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INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This First Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this First Supplemental Indenture were the "Indenture" referred to therein.

     SECTION 2.03.  Trustee Makes No Representation.  The Trustee makes no
                    --------------------------------
representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 2.04.  Counterparts.  The parties may sign any number of copies of
                    -------------
this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.05.  Effect of Headings.  The Section headings herein are for
                    -------------------
convenience only and shall not effect the construction thereof

     SECTION 2.06.  Terms.  Certain capitalized terms used but not defined
                    ------
herein have the meanings assigned to them in the Indenture.

     SECTION 2.07.  Entire Agreement.  This First Supplemental Indenture,
                    ----------------
together with the Indenture as amended hereby and the Securities, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

     SECTION 2.08.  Benefits of First Supplemental Indenture. Nothing in
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this First Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the First Supplemental Indenture or the Securities.

                                       3
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first above written.


                                   SPLITROCK SERVICES, INC.



                                   By_____________________________________
                                   Name:
                                   Title:

                                   HARRIS TRUST COMPANY OF NEW YORK,
                                   as Trustee,



                                   By ____________________________________
                                   Name:
                                   Title:

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